Exhibit 4.1

FIFTH AMENDMENT TO AMENDED AND RESTATED AGENTED
REVOLVING CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of December 31, 2006, by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Borrower”), BANK OF ARKANSAS, N.A., GREAT SOUTHERN BANK, FIRST STATE BANK, FIRST STATE BANK OF NORTHWEST ARKANSAS, SOVEREIGN BANK, and ENTERPRISE BANK & TRUST, and COMMERCE BANK, N.A. (each individually a “Bank” and collectively the “Banks”), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the “Agent”).

RECITALS

A.    Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005, and amended September 30, 2005, October 31, 2005, February 24, 2006, and April 28, 2006 (as amended, the "Colonial Credit Agreement"), by and among Borrower, the Banks party thereto, and Agent, pursuant to which a $40,000,000 Revolving Line of Credit exists in favor of Borrower.

B.    Borrower and Banks have agreed that certain modifications shall be made to the Colonial Credit Agreement for compliance purposes. Terms used herein shall have the meanings given in the Colonial Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, the parties agree to the following.

1.    Amendments to Colonial Credit Agreement. The Colonial Credit Agreement is amended as follows.

1.1.
The term “Borrowing Base” is hereby amended to evidence that the amount “$20,000,000” shall now mean and read “$10,000,000 plus the outstanding balance of the $9,134,000 Promissory Note payable by America’s Car Mart, Inc. and Texas Car-Mart, Inc. to Bank of Oklahoma”.

1.2	The term "Prime Rate" is amended to read as follows:

"Prime Rate" means a rate which is subject to change from time to time based on changes in an index which is the BOKF National Prime Rate, described as the rate of interest set by BOK Financial Corporation, in its sole discretion, on a daily basis as published by BOK Financial Corporation (“BOKF”) from time to time (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

1.3.  Section 2.05 is hereby amended to replace the existing pricing grid with the following:

Tier	Funded Debt to EBITDA*	Adjusted Prime Rate	Adjusted LIBOR Rate
I	<1.75	Prime Rate minus 25 bps	LIBOR Rate plus 275 bps
II	>1.75 and <2.00	Prime Rate plus 0.0	LIBOR rate plus 300 bps
III	>2.00 and <2.25	Prime Rate plus 25 bps	LIBOR rate plus 325 bps
IV	>2.25 and <2.50	Prime Rate plus 50 bps	LIBOR rate plus 350 bps
V	>2.50 and <3.50	Prime Rate plus 75 bps	LIBOR rate plus 375 bps
VI	>3.5	Prime Rate plus 100 bps	LIBOR rate plus 400 bps

*Combined Ratio for American Car Mart, Inc., Texas Car-Mart, Inc. and Colonial Auto  Finance, Inc.

The Adjusted Rate shall be determined in accordance with the foregoing table based on the combined Funded Debt to EBITDA as reflected in the then most recent Financials. Adjustments, if any, shall be effective five Business Days after Bank of Arkansas, N.A. has received the applicable Financials. If the Borrower fails to deliver the Financials at the time required, then the rate shall be the highest rate set forth in the foregoing table until five (5) Business Days after such Financials are so delivered.

1.4    Section 2.16 (Termination Fee) is hereby amended to the extent that it shall continue to be effective through December 31, 2007.

1.5.    Article 7 is hereby replaced with the following:

Article 7

FINANCIAL COVENANTS

The following financial covenants shall be calculated based upon a combined financial basis of America's Car Mart, Inc. and Colonial Auto Finance, Inc. So long as any Note shall remain unpaid or any Bank shall have any Commitment under this Agreement:

Section 7.01. Leverage Ratio. At all times, calculated as of the last day of each month, maintain a ratio of Funded Debt to EBITDA for the trailing twelve (12) month period of no greater than 4.00 to 1.00, reducing to 3.50 to 1.00 on November 1, 2007, 3.00 to 1.00 on February 1, 2008, 2.75 to 1.00 on May 1, 2008 and 2.50 to 1.00 on November 1, 2008. For purposes of this calculation, the $5,371,000 one-time, non-cash charge will be excluded from EBITDA through October 31, 2007.

Section 7.02. Fixed Charge Coverage Ratio. At all times, calculated as of the last day of each month, maintain a ratio of (a) EBITDA to (b) Fixed Charges as of the end of each month for the trailing six (6) month period of not less than 1.15 to 1.00, increasing to 1.20 to 1.00 on May 1, 2007, 1.30 to 1.00 on August 1, 2007, 1.40 to 1.00 on November 1, 2007 and 1.50 to 1.00 on February 1, 2008. For purposes of this calculation, the $5,371,000 one-time, non-cash charge will be excluded from EBITDA through October 31, 2007.

Section 7.03. Minimum Tangible Net Worth. At all times, calculated as of the last day of each month, maintain a minimum combined Adjusted Tangible Net Worth for American Car Mart, Inc, Texas Car-Mart, Inc. and Borrower, as of the last day of each fiscal quarter equal to or greater than the sum of (i) the greater of (A) eighty-five percent (85%) of the Minimum Adjusted Tangible Net Worth as of January 31, 2007 or (B) $108,000,000, plus (ii) seventy-five percent (75%) of positive quarterly Net Income and (iii) on hundred percent (100%) of any subsequent equity issuances less Distributions permitted under Section 6.06 hereof.

2.    Conditions Precedent. The obligations of the Bank to perform under the Colonial Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

2.1.	Borrower shall execute and deliver this Amendment.

2.2.	Borrower shall deliver an executed Guaranty Agreement along with Secretary Certificate from America’s Car-Mart, Inc., in form and content as set forth on Schedule “2.2” hereto.

2.3.	Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

2.4.	No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

3.
Representations and Warranties. Borrower hereby ratifies and confirms all representations and warranties set forth in the Colonial Credit Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

4.
Ratification. Borrower hereby ratifies and confirms the Colonial Credit Agreement, and all instruments, documents, and agreements executed by Borrower in connection therewith, and confirms that no Default exists thereunder.

5.
Ratification and Amendment of Subordination Agreements. ACM and ACM-Texas each hereby ratifies and confirms its respective Subordination Agreement, and confirms that it remains in full force and effect.

6.	Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

7.
Multiple Counterparts. This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.
Costs, Expenses and Fees. Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

[Signature pages follow.]

“BORROWER”

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By /s/ Tilman J. Falgout
       T. J. Falgout, III, President

“SUBORDINATING PARTIES”

AMERICA’S CAR-MART, INC., a Texas
corporation, formerly known as Crown Group,
Inc.

By /s/ Jeff Williams
       Jeff Williams, Vice President

AMERICA’S CAR MART, INC.,
an Arkansas corporation

By /s/ Jeff Williams
Jeff Williams, Vice President

“BANKS”

Revolving Credit Commitment:	BANK OF ARKANSAS, N.A.
$10,000,000

Principal Office and Lending Office:	By /s/ Jeffrey R. Dunn
P.O. Box 1407	Jeffrey R. Dunn, President & CEO
Fayetteville, AR 72702-1404
Attention: Jeffrey R. Dunn
jdunn@bankofarkansas.com

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

Revolving Credit Commitment:	SOVEREIGN BANK
$3,500,000

Principal Office and Lending Office:
7301 State Highway 161, Suite 130
Irving, Texas 75039	By /s/ Bill Defee
Attention: Bill Defee	Bill Defee, Area President
Email: bdefee@banksov.com

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

Revolving Credit Commitment:	GREAT SOUTHERN BANK
$5,000,000

Principal Office and Lending Office:
1451 E. Battlefield
Springfield, MO 65804	By /s/Ron Pender
Attn: Ron Pender	Ron Pender, Vice President
rpender@greatsouthernbank.com

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

Revolving Credit Commitment:	FIRST STATE BANK OF NORTHWEST ARKANSAS
$1,500,000

Principal Office and Lending Office:
P.O. Box 1807
Fayetteville, Arkansas 72702	By /s/ Curtis Hutchins
Attn: Curtis Hutchins	Curtis Hutchins, President/Chief Executive Officer
E-mail: chutchins@fsbnwa.com

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

Revolving Credit Commitment:	FIRST STATE BANK
$6,000,000

Principal Office and Lending Office:
620 Chestnut Street
Conway, AR 72703	By________________________________
Attention: Michael Bynum	Michael Bynum, Senior Vice President
mbynum@fsbmail.com

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

Revolving Credit Commitment:	ENTERPRISE BANK & TRUST
$6,000,000

Principal Office and Lending Office:
12695 Metcalf Ave.
Overland Park, KS 66213	By /s/ Craig Huston
Attention: Craig G. Huston	Craig G. Huston, President
e-mail:

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

Revolving Credit Commitment:	COMMERCE BANK, N.A.
$8,000,000

Principal Office and Lending Office:
1000 Walnut St., BB17-1
Kansas City, MO 64106
Attention: Kyle Area	By /s/ Dennis R. Block
E-mail: kyle.area@commercebank.com	Dennis R. Block, Senior Vice President
Regional Banking

By execution of this Amendment, Commerce Bank, N.A. assumes all obligations as a Bank under the Colonial Credit Agreement to the extent of pro-rata share.

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

“AGENT”

BANK OF ARKANSAS, N.A.

By /s/ Jeffrey R. Dunn Jeffrey R. Dunn, President & CEO

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective date December 31, 2006]

JOINDER OF BANK OF OKLAHOMA, N.A.

Although not a party to this Amendment, the undersigned executes this Amendment to acknowledge its understanding of and agreement to comply with the terms and conditions of Section 2 hereof related to Allocation of Proceeds of Collateral.

BANK OF OKLAHOMA, N.A. By /s/ Jeffrey R. Dunn Jeffrey R. Dunn, Vice President

[Signature Page to Fifth Amendment to Amended and Restated Agented Revolving
Colonial Credit Agreement effective dated December 31, 2006]

Schedule "2.2"

(Guaranty Agreement and Secretary Certificate)